Exhibit 99.1

For Immediate Release

SL Industries Announces 2013 Third Quarter Results

MT. LAUREL, NEW JERSEY, October 29, 2013 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the third quarter and nine months ended September 30, 2013 are summarized in the following paragraphs. Please read the Company's Form 10-Q, which can be found at www.slindustries.com, for a full discussion of the operating results.

Third Quarter Results

Net sales for the quarter ended September 30, 2013 were $53.0 million compared with net sales for the quarter ended September 30, 2012 of $50.9 million.

Income from continuing operations for the quarter ended September 30, 2013 was $3.4 million, or $0.82 per diluted share, compared to income from continuing operations of $2.9 million, or $0.69 per diluted share, for the quarter ended September 30, 2012.

Net income for the quarter ended September 30, 2013 was $3.2 million, or $0.75 per diluted share, compared to net income of $2.4 million, or $0.58 per diluted share, for the quarter ended September 30, 2012. Net income for the quarter ended September 30, 2013 included a net loss from discontinued operations of $0.3 million, or $0.07 per diluted share, compared to a net loss from discontinued operations of $0.5 million, or $0.11 per diluted share, for the third quarter of 2012. The loss from discontinued operations in 2013 and 2012 primarily relates to environmental remediation costs, consulting fees and legal expenses associated with the past operations of the Company’s five environmental sites.

The Company generated EBITDA from continuing operations of $5.3 million for the third quarter of 2013, as compared to $4.5 million for the same period in 2012, an increase of $0.8 million, or 17%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definition of EBITDA and Adjusted EBITDA.

Nine Months Results

Net sales for the nine months ended September 30, 2013 were $151.9 million compared with net sales for the nine months ended September 30, 2012 of $149.1 million.

Income from continuing operations for the nine months ended September 30, 2013 were $8.7 million, or $2.07 per diluted share, compared to income from continuing operations of $5.7 million, or $1.30 per diluted share, for the nine months ended September 30, 2012.

Net income for the nine months ended September 30, 2013 was $7.9 million, or $1.89 per diluted share, compared to net income of $4.8 million, or $1.10 per diluted share, for the nine months ended September 30, 2012. Net income for the nine months ended September 30, 2013 included a net loss from discontinued operations of $0.7 million, or $0.18 per diluted share, compared to a net loss from discontinued operations of $0.9 million, or $0.20 per diluted share, for the nine months ended September 30, 2012. The loss from discontinued operations in 2013 and 2012 primarily relates to environmental remediation costs, consulting fees and legal expenses associated with the past operations of the Company’s five environmental sites.

The Company generated EBITDA from continuing operations of $13.8 million for the nine months ended 2013, as compared to $10.4 million for the same period in 2012, an increase of $3.4 million, or 32%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of EBITDA and Adjusted EBITDA.

At September 30, 2013, the Company reported $2.0 million of cash and cash equivalents, compared to $3.2 million of cash and cash equivalents as of December 31, 2012. Also, at September 30, 2013 the Company had current debt of $3.5 million and zero at December 31, 2012. Cash and cash equivalents decreased in 2013 primarily due to $5.1 million of cash used in investing activities and $3.6 million of cash used in operating activities from discontinued operations. Cash used in operating activities from discontinued operations during 2013 was primarily related to a payment of $2.2 million, which included interest, associated with a portion of the Company’s obligation under the Consent Decree at the Puchack Well Field Superfund Site in Pennsauken, New Jersey.

Updated Guidance 2013

The Company anticipates, based on current information, full-year 2013 net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $200 million to $206 million, $17.8 million to $18.5 million, and $19.4 million to $20.1 million, respectively. The Company's outlook for the fourth quarter of 2013 is net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $48 million to $54 million, $4.0 million to $4.7 million, and $4.2 million to $4.9 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(In thousands)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,032	$3,196
Receivables, net	33,671	30,306
Inventories, net	25,756	22,102
Other current assets	9,202	5,513
Total current assets	70,661	61,117
Property, plant and equipment, net	10,830	9,593
Intangible assets, net	25,065	25,405
Other assets and deferred charges, net	10,637	11,022
Total assets	$117,193	$107,137

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$38,992	$34,808
Long-term liabilities	20,225	21,897
Shareholders' equity	57,976	50,432
Total liabilities and shareholders' equity	$117,193	$107,137

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands, except per share amounts)

Net sales	$52,999	$50,886	$151,880	$149,125
Cost and expenses:
Cost of products sold	35,772	34,572	100,735	101,099
Engineering and product development	3,187	3,182	10,362	9,157
Selling, general and administrative	8,757	8,081	26,668	27,729
Depreciation and amortization	578	666	1,793	2,038
Restructuring charges	-	852	-	852
Total cost and expenses	48,294	47,353	139,558	140,875
Income from operations	4,705	3,533	12,322	8,250

Other income (expense):
Amortization of deferred financing costs	(21)	(46)	(60)	(118)
Interest income	8	1	11	4
Interest expense	(21)	(8)	(71)	(39)
Other gain (loss), net	(21)	312	(348)	142
Income from continuing operations before income taxes	4,650	3,792	11,854	8,239
Income tax provision	1,216	927	3,184	2,520
Income from continuing operations	3,434	2,865	8,670	5,719
(Loss) from discontinued operations, net of tax	(282)	(464)	(737)	(902)
Net income	$3,152	$2,401	$7,933	$4,817

Basic net income (loss) per common share
Income from continuing operations	$0.83	$0.69	$2.09	$1.31
(Loss) from discontinued operations, net of tax	(0.07)	(0.11)	(0.18)	(0.21)
Net income	$0.76	$0.58	$1.91	$1.10

Diluted net income (loss) per common share
Income from continuing operations	$0.82	$0.69	$2.07	$1.30
(Loss) from discontinued operations, net of tax	(0.07)	(0.11)	(0.18)	(0.20)
Net income	$0.75	$0.58	$1.89	$1.10

Shares used in computing basic net income (loss)
per common share	4,134	4,121	4,144	4,375
Shares used in computing diluted net income (loss)
per common share	4,184	4,133	4,190	4,390

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)

Net income	$3,152	$2,401	$7,933	$4,817
Other comprehensive income, net of tax:
Foreign currency translation	22	28	115	(66)
Net unrealized gain on available-for-sale securities	205	-	205	-
Comprehensive income	$3,379	$2,429	$8,253	$4,751

Segment Results
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)
Net sales
SLPE	$22,370	$21,194	$58,350	$58,361
High Power Group	16,396	15,620	51,096	47,091
SL-MTI	9,414	9,490	27,568	28,166
RFL	4,819	4,582	14,866	15,507
Net sales	52,999	50,886	151,880	149,125

Income from operations
SLPE	2,115	1,144	4,296	1,412
High Power Group	1,444	1,499	5,596	4,449
SL-MTI	1,880	1,875	4,762	5,019
RFL	770	153	2,099	1,789
Unallocated Corporate Expenses	(1,504)	(1,138)	(4,431)	(4,419)
Income from operations	4,705	3,533	12,322	8,250

Other income (expense):
Amortization of deferred financing costs	(21)	(46)	(60)	(118)
Interest income	8	1	11	4
Interest expense	(21)	(8)	(71)	(39)
Other gain (loss), net	(21)	312	(348)	142
Income from continuing operations before income taxes	$4,650	$3,792	$11,854	$8,239

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)

Income from continuing operations	$3,434	$2,865	$8,670	$5,719

Add (deduct):
Interest income	(8)	(1)	(11)	(4)
Interest expense	21	8	71	39
Income tax provision	1,216	927	3,184	2,520
Depreciation and amortization	578	666	1,793	2,038
Amortization of deferred financing costs	21	46	60	118
EBITDA	5,262	4,511	13,767	10,430

China work stoppage costs	127	-	662	0
Non-cash stock-based compensation expense	114	165	446	909
Unrealized loss (gain) on foreign exchange contracts	21	(312)	348	(142)
Restructuring costs	-	852	-	852
China investigation costs	-	34	-	836
Direct acquisition costs	-	10	-	432
Adjusted EBITDA	$5,524	$5,260	$15,223	$13,317

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including China work stoppage costs, non-cash stock-based compensation expense, unrealized loss (gain) on foreign exchange contracts, restructuring costs, China investigation costs, and direct acquisition costs. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include work stoppage costs;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include loss (gain), realized or unrealized, on foreign exchange contracts;
•	Adjusted EBITDA does not include restructuring charges;
•	Adjusted EBITDA does not include investigation and acquisition costs.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, telecom, transportation, utility, rail and highway equipment applications.  For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact

SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525